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OPTEL, INC. PLANS OFFERING OF $100 MILLION GROSS PROCEEDS OF CLASS A COMMON
STOCK


Dallas, Texas - OpTel, Inc. announced today that it has filed with the Securities and Exchange Commission a registration statement for a primary offering of shares of its Class A Common Stock for aggregate gross proceeds of approximately $100 million. The proceeds will be used for capital expenditures related to the purchase and installation of communications equipment and for general corporate purposes, including working capital related to its expansion into new markets.

The offering will be made only by means of a prospectus.